FORM 10f-3

THE BLACKROCK FUNDS
Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: BlackRock Municipal
Insured Fund (BR-INSRD), BlackRock MuniEnhanced Fund,
Inc. (MEN), BlackRock MuniYield Insured Fund, Inc.
(MYI), BlackRock Insured Municipal Income Trust (BYM),
BlackRock MuniYield Quality Fund II, Inc. (MQT),
BlackRock MuniYield Quality Fund, Inc. (MQY),
BlackRock Municipal Bond Trust (BBK), BlackRock
California Municipal Income Trust II (BCL), BlackRock
California Municipal Income Trust (BFZ), BlackRock
Investment Quality Municipal Trust (BKN), BlackRock
AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock
National Municipal Fund (BR-NATL), BlackRock
California Municipal Bond Trust (BZA), BlackRock
MuniYield California Insured Fund, Inc. (MCA2),
BlackRock MuniHoldings California Insured Fund, Inc.
(MUC), BlackRock MuniHoldings Insured Fund II, Inc.
(MUE), BlackRock MuniHoldings Insured Fund, Inc.
(MUS), BlackRock MuniVest Fund, Inc. (MVF), BlackRock
MuniVest Fund II, Inc. (MVT), BlackRock MuniYield
California Fund, Inc. (MYC)
2.	Issuer:   California State
3.	Date of Purchase: 03/05/2008
4.	Underwriter from whom purchased:  Siebert Brandford
Shank & Co., LLC
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

a.	List Members of Underwriting Syndicate:
Siebert Brandford Shank & Co., LLC, E.J. De La Rosa
& Co., Inc, Stone & Youngberg, Morgan Stanley & Co.
Incorporated, Banc of America Securities LLC, Bear,
Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera
Capital Markets, LLC, Citi, City National
Securities, Inc., DEPFA First Albany Securities LLC,
Fidelity Capital Markets Services, First Southwest
Company, Goldman, Sachs & Co., Great Pacific
Securities, Jackson Securities, JPMorgan, Lehman
Brothers, Loop Capital Markets, LLC, Merrill Lynch &
Co., Morgan Keegan and Co., Inc., M.R. Beal &
Company, Prager, Sealy & Company LLC, RBC Capital
Markets, Ramirez & Co., Inc., Rice Financial
Products Company, SL Hare Capital, Inc., Southwest
Securities, Inc., Toussaint Capital Partners, LLC,
UBS Securities LLC, Wedbush Morgan Securities, Wells
Fargo Institutional Securities, LLC

6. 	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered)):   (BR-INSRD) $600,000 out of
$1,750,000,000, (MEN) $400,000 out of $1,750,000,000,
(MYI) $8,220,000 out of $1,750,000,000, (BYM) $450,000
out of $1,750,000,000, (MQT) $300,000 out of
$1,750,000,000, (MQY) $500,000 out of $1,750,000,000,
(BBK) $500,000 out of $1,750,000,000, (BCL) $1,585,000
out of $1,750,000,000, (BFZ) $2,975,000 out of
$1,750,000,000, (BKN) $1,090,000 out of
$1,750,000,000, (BR-MUNI) $2,000,000 out of
$1,750,000,000, (BR-NATL) $3,975,000 out of
$1,750,000,000, (BZA) $1,000,000 out of
$1,750,000,000, (MCA2) $3,975,000 out of
$1,750,000,000, (MUC) $3,975,000 out of
$1,750,000,000, (MUE) $1,240,000 out of
$1,750,000,000, (MUS) $750,000 out of $1,750,000,000,
(MVF) $995,000 out of $1,750,000,000, (MVT) $995,000
out of $1,750,000,000, (MYC) $2,975,000 out of
$1,750,000,000.
7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered) $64,460,000 out of
$1,750,000,000.
8.	Purchase price (net of fees and expenses):  $105.28
(2015-5), 101.47 (2016-4.5), 101.348 (2113-4), 105.804
(2014-5), 104.815 (2016-5), 104.028 (2017-5), 103.329
(2018-5), 104.082 (2010-5), 104.967 (2011-5), 101.835
(2012-4), 97.782 (2038-5.25), 102.23 (2026-5.5),
102.074 (2027-5.23).
9.	Date offering commenced (if different from Date of
Purchase):
10.	Offering price at end of first day on which any sales
were made:
11.	Have the following conditions been satisfied:     Yes  OR  No

a.	The securities are part of an issue registered under
      the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible Municipal
       Securities, or are securities sold in an Eligible Foreign
      Offering or are securities sold in an Eligible Rule 144A
      Offering or part of an issue of government
      securities.                                                 YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                            YES

	c.	The underwriting was a firm commitment
		underwriting.                                          YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.             YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).             YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                               YES

Received from:       ___Marc Cataneo___
Date:       ____03/12/08___